Exhibit 99.1

IN THE COURT OF CHANCERY OF THE STATE OF DELAWARE
IN AND FOR NEW CASTLE COUNTY

USA BROADBAND, INC., a Delaware corporation,

Plaintiff,

vs.	C. A. No.

DICK CLARK INTERNATIONAL CABLE VENTURES, LTD., a Turks and Caicos entity; LAS AMERICAS BROADBAND, INC., a Colorado corporation; CABLE CALIFORNIA S.A. de C.V., a Mexican corporation; RICHARD LUBIC; MARTIN WEISBERG; DICK CLARK; and CARLOS BUSTAMANTE,

Defendants.

COMPLAINT

USA Broadband, Inc., a Delaware corporation (“USA Broadband”), by and through its undersigned attorneys, for its complaint against Defendants dick clark international cable ventures, ltd., a Turks and Caicos entity (“dick clark international”), Las Americas Broadband, Inc., a Colorado corporation (“Las Americas”), Cable California S.A. de C.V., a Mexican corporation (“Cable California”), Richard Lubic (“Lubic”), Martin Weisberg (“Weisberg”), Dick Clark (“Clark”), and Carlos Bustamante (“Bustamante”) states on direct knowledge as to itself and otherwise on information and belief as follows:

The Parties

1.             Plaintiff USA Broadband is a corporation organized under the laws of the State of Delaware and maintains its principal place of operations in San Diego, California.  USA Broadband is engaged in the installation and operation of advanced video and data cable television, including broadband Internet wiring, in, among other places, the greater Tijuana, Mexico metropolitan area.

2.             Cable California is an entity organized under the laws of the United Mexican States.

3.             Defendant dick clark international is a business entity organized under the laws of Turks and Caicos and allegedly a former minority shareholder in Cable California.

4.             Defendant Las Americas is a corporation organized under the laws of the State of Colorado, which, pursuant to a management contract, previously managed the daily operations of Cable California.

5.             Defendant Lubic is a citizen of the State of California, and currently resides in Tehachapi, California.  Lubic was, at all relevant times, the president of dick clark international, Las Americas, and Cable California and managed the daily operations of each company.  Lubic was also the Chief Executive Officer of Las Americas and a significant shareholder in Las Americas and, upon information and belief, dick clark international.

6.             Defendant Weisberg is a citizen of the State of New York, and currently resides in New York, New York.  Weisberg was, at all relevant times, a director of dick clark international.  Upon information and belief, Weisberg was a significant shareholder in dick clark international and Las Americas.

7.             Defendant Clark is a citizen of the State of California, and currently resides in Malibu, California.  Clark was, at all relevant times, a director and officer of dick clark international and Las Americas.  Upon information and belief, Clark was a significant shareholder in dick clark international and Las Americas.

8.             Defendant Bustamante is a citizen of the United Mexican States, resides at certain times in Tijuana, Mexico and at other times in San Diego, California, and does business in Mexico and California.  Bustamante was, at all relevant times, the majority shareholder in Cable California and a director and officer of Cable California.

Jurisdiction and Venue

9.             Jurisdiction and venue are proper here because a certain asset purchase agreement (the “Asset Purchase Agreement”) entered into by certain of the parties expressly provides for jurisdiction and venue in this court.  The Asset Purchase Agreement is attached as Exhibit A and provides, in relevant part, as follows:

In addition, each of the Parties hereto (i) consents to submit such Party to the personal jurisdiction of … any state court located in the State of Delaware, in the event any dispute arises out of this Agreement or any of the transactions contemplated hereby, (ii) agrees that it will not attempt to deny or defeat such personal jurisdiction by motion or other request for leave from any such court, (iii) agrees that it will not bring any action relating to this Agreement or any of the transactions contemplated hereby in any court other than … a state court located in the State of Delaware, ….

(Exhibit A, at Section 14.13.)

Choice of Law

10.           The Asset Purchase Agreement is governed by Delaware law.  Specifically, Section 14.7 provides:

This Agreement will be governed by and construed and enforced in accordance with the Laws of the State of Delaware applicable to agreements made and to be performed entirely within such State, without giving effect to the conflict of laws provisions thereof that would defer to the substantive laws of another jurisdiction.

(Exhibit A, at Section 14.7.)

Factual Background

11.           Cable California operates under a 30-year concession from the Federal Commission of Telecommunications (“COFETEL”), an agency of the Mexican government, to build and operate the first advanced broadband network for cable television and Internet service in a service area including the Northern Baja California region of Mexico (the “Concession”).  Under the terms of the Concession, Cable California is obligated to obtain prior approval from COFETEL for the transfer of any Cable California stock.  If COFETEL does not consent to the transfer of Cable California stock, any attempted transfer is invalid.

A.            The Proposed Merger Between USA Broadband and Las Americas

12.           Prior to 2002, Cable California and Las Americas agreed upon terms pursuant to which Las Americas was to acquire shares of capital stock of Cable California in light of the significant capital requirements to develop the Concession.  The parties elected to terminate the proposed equity investment because Las Americas was unable to meet the continued financing needs for the operations of Cable California.  Las Americas nevertheless continued to manage the daily operations of Cable California pursuant to the terms of its management contract with Cable California.

13.           Thereafter, Cable California and Las Americas decided to attempt to align themselves with a strategic partner who could assist in financing the development of the Concession.  USA Broadband was that strategic partner.

14.           During the first half of 2002, Las Americas and USA Broadband began discussing a proposed merger between the two companies.  Clark, Weisberg and Lubic, on behalf of Las Americas, and Bustamante, on behalf of Cable California, directly negotiated the proposed merger with representatives from USA Broadband.

15.           Eventually, Las Americas announced the proposed merger between USA Broadband and Las Americas.  The terms of the proposed merger provided that Las Americas would merge with and into USA Broadband.  As part of the transaction, Las Americas would covenant that, prior to closing, it would acquire slightly less than half the voting stock of Cable California and nearly all of the economic interest in Cable California.  For a variety of reasons, negotiations regarding the proposed merger between USA Broadband and Las Americas were never completed.

16.           Despite the termination of the merger negotiations, discussions between USA Broadband and Las Americas continued with respect to Cable California.  These discussions also included dick clark international and Cable California.  Representatives from USA Broadband met with representatives from dick clark international, Las Americas, and Cable California, including Clark, Weisberg and Lubic, on several occasions to discuss in detail the possibility of USA Broadband acquiring an interest in Cable California.  While these discussions were ongoing, USA Broadband loaned Las Americas nearly $900,000 to continue the operations of Cable California.

17.           Lubic, Weisberg and Clark were actively involved in these discussions, participated in multiple direct meetings with the directors and officers of USA Broadband, made presentations to foster USA Broadband’s interest in Cable California, and received regular communications from USA Broadband and its representatives.

18.           Clark controlled the negotiations between dick clark international and Las Americas and USA Broadband.  Lubic regularly represented that he would have to consult with and seek the approval of Clark with regard to the terms of a proposed deal with USA Broadband.

During this process, USA Broadband relied on Clark’s reputation as a business person and reposed trust and confidence in him as a result of his reputation.

19.           To facilitate the negotiations and ultimately the agreement with USA Broadband, Bustamante, as a director and officer of Cable California, executed a power of attorney in favor of Lubic, which gave Lubic complete authority to act on behalf of Cable California.  The power of attorney was prepared by Bustamante’s attorney.

B.            The Asset Purchase Agreement

20.           As a result of these discussions, USA Broadband entered into the Asset Purchase Agreement with dick clark international, Las Americas, Cable California, and Bustamante on January 9, 2003. (See Exhibit A.)

21.           Under the terms of the Asset Purchase Agreement, it was agreed that USA Broadband would acquire: (a) certain shares of stock (the “Shares”) in Cable California from dick clark international, and (b) certain tangible and intangible assets from Las Americas related to Cable California’s operations in Mexico (the “Transferred Assets”). (Exh. A, at Sections 1.1 and 1.2.)  The Shares are described as (a) 100% of the Class B stock of Cable California, which represents forty-nine percent (49%) of the voting stock of Cable California, and (b) 100% of the Class N stock of Cable California, which represents ninety percent (90%) of the economic interest in Cable California. (Exh. A, at Recitals.)  The Transferred Assets are described as the inventory, property, intellectual property, customer lists, receivables, payables, trademarks, contracts, leases, equipment and other tangible and intangible assets that were on the books and records of Las Americas but used in Cable California’s normal course of business. (Exh. A, at Section 1.2.)

22.           In exchange for the Shares, Transferred Assets and other consideration, USA Broadband agreed to (a) issue certain shares of its common stock to dick clark international, Las

Americas, and Bustamante; (b) pay Las Americas $250,000; (c) forgive a portion of a debt owed by Las Americas to USA Broadband; and (d) assume certain liabilities and other financial obligations of Cable California and Las Americas that are specifically related to Cable California’s operations in Mexico. (See Exh. A, at Sections 1.4 – 1.7.)

23.           The parties to the Asset Purchase Agreement also agreed to “take all action as shall be required in connection with the [Asset Purchase Agreement], including the execution and delivery of any further … instruments or documents as are necessary or desirable to effectuate the [Asset Purchase Agreement] and the other transactions contemplated hereby.” (Exh. A, at Section 2.2; see also id. at Section 11.1.)

24.           dick clark international and Cable California further agreed to “cooperate with [USA Broadband] and use its commercially reasonable best efforts to take or cause to be taken all actions, and do or cause to be done all things, necessary, proper or advisable on their part under this [Asset Purchase] Agreement and applicable Laws to consummate and make effective the [Asset Purchase Agreement] and the other transactions contemplated by this [Asset Purchase] Agreement as soon as practicable.” (Exhibit A, at Section 7.5.)  For instance, dick clark international and Cable California agreed to “make, as promptly as practicable, any required government filings required of [dick clark international or Cable California], including filings pursuant [to] applicable securities laws, obtaining any Government Approvals and complying with any governmental waiting periods or notification or other procedures required to be complied with by [dick clark international or Cable California] in connection with the transactions contemplated by” the Asset Purchase Agreement. (Id. at Section 7.8.)

C.            Defendants’ Misrepresentations Regarding Cable California

25.           During the negotiations of the proposed merger and through the closing on the Asset Purchase Agreement, Defendants, and each of them, and in particular, Weisberg and Clark,

as agents and representatives of dick clark international and Las Americas, Lubic, as an agent and representative of dick clark international, Las Americas and Cable California, and Bustamante, individually and as an agent and representative of Cable California, jointly and severally, made a number of representations and statements to USA Broadband and its representatives about Cable California.  Many of these statements are contained in the Asset Purchase Agreement and include the following:

(a)           Cable California has taken all corporate action necessary to execute, deliver and perform its obligations under the Asset Purchase Agreement (Exh. A, at Section 5.2);

(b)           Cable California has duly filed with the appropriate governmental bodies all material tax returns required to be filed by it on or prior to the date of the Asset Purchase Agreement, and such tax returns are true, correct and complete in all material respects (Id. at Section 5.7);

(c)           Cable California has complied in all material respects with all applicable laws relating to the payment and withholding of taxes in Mexico (Id.);

(d)           No suspension or cancellation of any of the Cable Permits, as that term is defined in the Asset Purchase Agreement, is pending or threatened.  Cable California is in material compliance with the terms of the Cable Permits. Neither Cable California nor its subsidiaries is in violation, and its subsidiaries have not received any written notices claiming a violation of any laws, statutes, ordinances, rules or regulations of any governmental body (Id. at Section 5.12);

(e)           Cable California does not have any material liability or obligation of any nature, whether fixed or contingent or otherwise, whether due or to become due, that is not reflected or reserved against in the Cable California balance sheet, interim balance sheet or otherwise disclosed (Id. at Section 5.14);

(f)            The Concession is valid and binding and will not in any way be diminished or impaired by the Asset Purchase Agreement (Id. at Section 5.17(b)); and

 (g)          No government approvals or consents, including from the Mexican government, are required in connection with the execution of the Asset Purchase Agreement or the consummation of the transactions contemplated thereunder (Id. at 5.19).

26.           Also in connection with the proposed merger and Asset Purchase Agreement, Lubic, as an agent and representative of dick clark international, Las Americas and Cable

California, orally represented to USA Broadband and its representatives that Cable California had completed more than 100 miles of cable and signed approximately 2000 subscribers at an average revenue per subscriber of more than $33 and that Cable California or Las Americas had an agreement with Cox Communications to provide bandwidth across the border between the United States and Mexico.

27.           In fact, these statements and representations of Defendants described in Paragraphs 25 and 26 were materially false or misleading.  Defendants knew, or were reckless in not knowing, that these materially false or misleading statements were being issued and nevertheless approved, ratified and/or failed to correct those statements in violation of state securities laws, their common law duties, and contractual obligations.

28.           The true facts, which Defendants knew or recklessly ignored and concealed from USA Broadband, were, among other things, that:

(a)           Cable California did not seek or acquire COFETEL’s prior approval of the transfer of the Shares to USA Broadband as required by the Concession.  The attempted transfer of the Shares was therefore invalid.  Moreover, upon information and belief, as a result of Cable California’s failure to comply with the terms of the Concession, COFETEL has initiated revocation procedures as to the Concession;

(b)           Cable California did not record the transfer of Shares in its Shareholder Ledger as required by the company’s by-laws;

(c)           The Class B stock were never legally transferred to dick clark international and therefore could not be properly transferred to USA Broadband;

(d)           Cable California never issued or initiated action to issue the Class N stock;

(e)           Certain of Cable California’s tax filings were not prepared or timely filed with the appropriate governmental bodies, that funds were not properly withheld for tax purposes subjecting Cable California to substantial fines in addition to tax liabilities, and that Cable California’s federal and state taxes were in arrears;

(f)            Cable California lacked certain Cable Permits and/or failed to prepare reports and comply with regulations that were necessary for the company to conduct its business and maintain the Concession, the lack of which jeopardized investment capital;

(g)           A significant portion of Cable California’s physical assets was improperly imported to Mexico by an entity owned or controlled by Bustamante to illegally avoid or minimize import duties and value-added taxes, which places the assets at risk and subjects Cable California to severe fines;

(h)           Cable California had only 18 miles of cable, approximately 1,100 subscribers, and average revenues per subscriber of significantly less than $33; and

(i)            Neither Cable California nor Las Americas had an agreement with Cox Communications to provide bandwidth across the border between the United States and Mexico.

29.           In these ways and others, USA Broadband was deceived about Cable California, and its business, operations, viability and value, and the Concession, dick clark international and Las Americas, among other things.

D.            Defendants Breach the Asset Purchase Agreement

30.           Relying on the representations made by Defendants, USA Broadband entered into and then closed on the Asset Purchase Agreement on March 7, 2003.  After the closing, USA Broadband began to fulfill its obligations thereunder.  As part of its undertakings, USA Broadband opened a local office in Mexico, hired employees and bought equipment necessary for the operations of Cable California, significantly increased the amount spent for its overhead, and otherwise incurred significant time and expense in performing under the Asset Purchase Agreement.

31.           At the time of closing, USA Broadband delivered certain shares of its common stock to dick clark international, Las Americas and Lubic, who was acting as Bustamante’s agent, paid Las Americas $250,000, forgave a portion of a debt owed by Las Americas to USA

Broadband, assumed certain liabilities and other financial obligations of Cable California and Las Americas.  Since the closing, USA Broadband has paid several hundred thousand dollars to satisfy certain liabilities of Cable California and Las Americas.  dick clark international, Las Americas, Cable California and Bustamante therefore accepted the consideration required by the Asset Purchase Agreement.

32.           In addition, subsequent to the closing on the Asset Purchase Agreement, Bustamante demanded that USA Broadband perform its obligations under the Asset Purchase Agreement with regard to the liabilities it assumed for Cable California and therefore sought the benefits of the agreement.  As a result of his demand and acceptance of the consideration paid by USA Broadband, Bustamante, at minimum, ratified the Asset Purchase Agreement.

33.           dick clark international, Las Americas, Cable California and Bustamante, on the other hand, have not performed their obligations under the Asset Purchase Agreement.  As part of Defendants’ scheme, Lubic signed a Closing Agreement on behalf of dick clark international and Las Americas verifying that USA Broadband had received all that it had bargained for in the Asset Purchase Agreement.  Lubic, on behalf of dick clark international, also signed an affidavit in which Lubic represented that dick clark international properly delivered the Class B stock to USA Broadband.  At the time of closing, Lubic tendered to USA Broadband certain stock certificates purporting to transfer ownership of the Class B stock to USA Broadband.  The certificates did not, and the representations contained in the Closing Agreement and Lubic’s affidavit simply were not true.

1.             dick clark international Breaches the Asset Purchase Agreement

34.           Since the closing, dick clark international has not caused the creation of the Class N stock and therefore has not transferred to USA Broadband the Class N stock required by the

Asset Purchase Agreement.  As a result, the 90% economic interest in Cable California bargained for in the Asset Purchase Agreement has not been transferred to USA Broadband.

35.           Further, dick clark international has not transferred to USA Broadband clear title to the Class B stock as required by the Asset Purchase Agreement and has refused to cooperate in USA Broadband’s efforts to complete the ownership transfer.

36.           Despite the representations and warranties made in the Asset Purchase Agreement, the transfer of the Class B stock to dick clark international was never properly registered in dick clark international’s name in Mexico and therefore never perfected as a matter of Mexican corporate law.  At the time of closing, the stock presumably owned by dick clark international was still registered in Cable California’s Shareholder Registry and before COFETEL as held by Antonio Cano, a current or former employee of Bustamante or an entity controlled by Bustamante.  Because dick clark international never perfected its interest in the Class B stock, dick clark international never properly transferred the Class B stock to USA Broadband.

37.           USA Broadband, over the past several months, has endeavored to cure the problems created by dick clark international and sought to have the attempted transfer of the Class B stock to USA Broadband approved by COFETEL.  This is necessary so that USA Broadband’s ownership interest in the Class B stock is validated.  These efforts have been unsuccessful.  Obtaining the approval of COFETEL in connection with the attempted transfer of the Class B stock requires the assistance of dick clark international and/or Bustamante, as an officer of Cable California, who, despite reasonable requests and a contractual obligation to do so, have been unwilling to provide such assistance.

38.           dick clark international’s failure to cause the creation of and transfer the Class N stock to USA Broadband, transfer clear title of the Class B stock to USA Broadband, and refusal to cooperate with USA Broadband has interfered with USA Broadband’s ability to secure financing necessary for the continued operations of Cable California.

2.             Certain Other Defendants Also Breach the Asset Purchase Agreement

39.           dick clark international’s failure to transfer the Shares to USA Broadband is compounded by the breach of the Asset Purchase Agreement by Las Americas, Cable California and Bustamante.  Even without the cooperation of dick clark international, Las Americas, Cable California and Bustamante have the ability to properly effectuate the transfer of the Shares to USA Broadband.  Nonetheless, in direct violation of the Asset Purchase Agreement, these Defendants have repeatedly refused to assist in USA Broadband’s efforts to have the Shares transferred to USA Broadband.

Count I – Common Law Fraud

(Against All Defendants)

40.           As paragraph 40, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

41.           On information and belief, Defendants, and each of them, acted in concert and pursuant to a common scheme and conspiracy with regard to the matters alleged herein.  In this regard, on information and belief, Defendants and each of them, knew of the acts and intentions of each of the other defendants hereto and, as such, aided and abetted the commission of the tortious conduct set forth above.

42.           During and prior to the closing on the Asset Purchase Agreement, Defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and did (i) deceive USA Broadband and its representatives as alleged herein; (ii) artificially inflate the business prospects of Cable California; and (iii) cause USA Broadband to, among other things, enter into the Asset Purchase Agreement.  In furtherance of this unlawful scheme, plan and course of conduct, Defendants, and each of them, took the actions set forth herein.

43.           Defendants (i) employed devices, schemes, and artifices to defraud; (ii) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading with the intent that USA Broadband would rely on the misrepresentations and/or the incomplete and false information they had been provided in making their decisions regarding whether to enter into the Asset Purchase Agreement; and (iii) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon USA Broadband in violation of their common law duties.  All Defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as an aider and abettor and co-conspirator.

44.           In addition to the duties of full and truthful disclosure imposed on Defendants as a result of their making of affirmative statements and reports, or participating in the making of affirmative statements and reports to USA Broadband, Defendants had a duty to promptly disseminate truthful information that would be material to USA Broadband, including accurate and truthful information with respect to Cable California’s operations, financial condition and prospects.

45.           Defendants, individually and in concert, directly and indirectly, engaged and participated in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of Cable California as specified herein.  For example, Defendants, as more fully described above, falsely represented that Cable California (a) has taken all corporate action necessary to perform its obligations under the Asset Purchase

Agreement, (b) has duly filed with the appropriate government bodies all material tax returns required to be filed by it prior to the Asset Purchase Agreement and that such tax returns are correct and complete in all material respects, (c) has complied with all applicable laws relating to the payment and withholding of taxes in Mexico, (d) does not have any material liability that is not reserved or disclosed, (e) is in material compliance with the terms of the Cable Permits, (f) had completed more than 100 miles of cable and signed approximately 2000 subscribers at an average revenue per subscriber of more than $33, and (g) or Las Americas had an agreement with Cox Communications to provide bandwidth across the border between the United States and Mexico.  Defendants also falsely represented that (a) no suspension or cancellation of the Cable Permits is pending or threatened, (b) the Concession is valid and binding and will not in any way be diminished or impaired by the Asset Purchase Agreement, and (c) no government approvals or consents, including from the Mexican government, are required in connection with the Asset Purchase Agreement or the consummation of the transactions contemplated thereunder.

46.           As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the condition and business of Cable California was artificially inflated prior to the closing on the Asset Purchase Agreement.  In ignorance of the misrepresented facts, and relying directly or indirectly on the false and misleading statements made by Defendants, or on the absence of material adverse information that was known to or recklessly disregarded by Defendants but not disclosed to USA Broadband prior to the closing on the Asset Purchase Agreement, USA Broadband entered into the Asset Purchase Agreement, transferred certain shares of its common stock to dick clark international, Las Americas and Bustamante, paid Las Americas $250,000, forgave a portion of a debt owed by Las Americas to USA Broadband, assumed certain liabilities and other financial obligations of

Cable California and Las Americas, and paid several hundred thousand dollars to satisfy certain liabilities of Cable California and Las Americas.

47.           At the time of said misrepresentations and omissions, USA Broadband was ignorant of their falsity, believed them to be true, and justifiably relied on them.  Had USA Broadband known or suspected the falsity, incompleteness, inaccuracy or untruthfulness of Defendants’ statements and representations, or any of them, USA Broadband would not have so relied and would not have entered into the Asset Purchase Agreement.

48.           By reason of Defendants’ fraudulent, deceitful and unlawful acts as alleged herein, and as a direct, proximate and foreseeable result thereof, USA Broadband has been damaged in an amount in excess of $15 million.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants on Count I of its Complaint; (b) award compensatory damages in favor of USA Broadband against all Defendants, jointly and severally, for all damages sustained as a result of Defendants’ wrongdoing, in an amount in excess of $15 million; (c) award USA Broadband its reasonable costs and expenses incurred in this action, including attorney and expert fees; and (d) award such other and further relief as the Court may deem just and proper.  Alternatively, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants on Count I of its Complaint, (b) rescind and set aside the Asset Purchase Agreement and all transactions that have occurred thereunder, thus returning USA Broadband to the position it would have been in had it not entered into the Asset Purchase Agreement, (c) award rescissionary damages in favor of USA Broadband against all Defendants, jointly and severally, and (d) award such other and further relief as the Court may deem just and proper.  Rescission of the Asset Purchase Agreement is proper because the continued existence of the Asset Purchase Agreement exposes USA Broadband to liability from third parties and money damages do not wholly compensate USA Broadband for its injuries.

Count II – Violations of the Delaware Securities Act

(Against All Defendants)

49.           As paragraph 49, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

50.           On information and belief, Defendants, and each of them, acted in concert and pursuant to a common scheme and conspiracy with regard to the matters alleged herein.  In this regard, on information and belief, Defendants and each of them, knew of the acts and intentions of each of the other defendants hereto and, as such, aided and abetted the commission of the tortious conduct set forth above.

51.           The individual Defendants, and each of them, by virtue of their management positions in one or more of the corporate Defendants, their significant ownership interests in one or more of the corporate Defendants, their ability to elect a majority of the board of directors of one or more of the corporate Defendants, certain of them being members of the board of directors of one or more of the corporate Defendants, and their ability to make statements in the name of one or more of the corporate Defendants, were controlling persons, and had the power and influence to cause (and did cause) dick clark international, Las Americas, and/or Cable California to engage in the unlawful conduct complained of herein.

52.           In connection with the acts alleged in this complaint, Defendants, directly or indirectly, used the means and instrumentalities of interstate commerce, including but not limited to the mails and interstate telephone communications.

53.           During and prior to the closing on the Asset Purchase Agreement, Defendants, and each of them, carried out a plan, scheme and course of conduct which was intended to and did (i) deceive USA Broadband and its representatives as alleged herein; (ii) artificially inflate the business prospects of Cable California; and (iii) cause USA Broadband to, among other things, enter into the Asset Purchase Agreement.  In furtherance of this unlawful scheme, plan and course of conduct, Defendants, and each of them, took the actions set forth herein.

54.           Defendants (i) employed devices, schemes, and artifices to defraud; (ii) made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading with the intent that USA Broadband would rely on the misrepresentations and/or the incomplete and false information they had been provided in making their decisions regarding whether to enter into the Asset Purchase Agreement; and (iii) engaged in acts, practices, and a course of business which operated as a fraud and deceit upon USA Broadband in violation of the Delaware Securities Act, 6 Del. C. § 7301, et seq.  All Defendants are sued either as primary participants in the wrongful and illegal conduct charged herein or as a controlling person as alleged above and as described in Section 7323 (b) of the Delaware Securities Act, 6 Del. C. § 7323 (b).

55.           In addition to the duties of full and truthful disclosure imposed on Defendants as a result of their making of affirmative statements and reports, or participating in the making of affirmative statements and reports to USA Broadband, Defendants had a duty to promptly disseminate truthful information that would be material to USA Broadband, including accurate and truthful information with respect to Cable California’s operations, financial condition and prospects.

56.           Defendants, individually and in concert, directly and indirectly, engaged and participated in a continuous course of conduct to conceal adverse material information about the business, operations and future prospects of Cable California as specified herein.

57.           As a result of the dissemination of the materially false and misleading information and failure to disclose material facts, as set forth above, the condition and business of Cable California was artificially inflated prior to the closing on the Asset Purchase Agreement.  In ignorance of the misrepresented facts, and relying directly or indirectly on the false and misleading statements made by Defendants, and/or on the absence of material adverse information that was known to or recklessly disregarded by Defendants but not disclosed to USA Broadband prior to the closing on the Asset Purchase Agreement, USA Broadband entered into the Asset Purchase Agreement, transferred certain shares of its common stock to dick clark international, Las Americas and Bustamante, paid Las Americas $250,000, forgave a portion of a debt owed by Las Americas to USA Broadband, assumed certain liabilities and other financial obligations of Cable California and Las Americas, and paid several hundred thousand dollars to satisfy certain liabilities of Cable California and Las Americas.

58.           At the time of said misrepresentations and omissions, USA Broadband was ignorant of their falsity, believed them to be true, and justifiably relied on them.  Had USA Broadband known or suspected the falsity, incompleteness, inaccuracy or untruthfulness of Defendants’ statements and representations, or any of them, USA Broadband would not have so relied and would not have entered into the Asset Purchase Agreement.

59.           By reason of Defendants’ fraudulent, deceitful and unlawful acts as alleged herein, and as a direct, proximate and foreseeable result thereof, USA Broadband has been damaged in an amount in excess of $15 million.

60.           By virtue of the foregoing, Defendants have violated Section 7303 of the Delaware Securities Act, 6 Del. C. § 7303.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants, jointly and severally, on Count II of its Complaint, and (b) award USA Broadband the value of consideration paid for the Shares, (c) together with interest at the legal rate from the date of payment costs, (c) reasonable costs and expenses incurred in this action, including attorney and expert fees, and (d) such other and further relief as the Court may deem just and proper.

Count III – Civil Conspiracy to Commit Fraud

(Against All Defendants)

61.           As paragraph 61, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

62.           On information and belief, Defendants, and each of them, acted in concert and pursuant to a common scheme and conspiracy with regard to the matters alleged herein.  In this regard, on information and belief, Defendants and each of them, knew of the acts and intentions of each of the other defendants hereto and, as such, aided and abetted the commission of the tortious conduct set forth above.

63.           Defendants, and each of them, unlawfully conspired and agreed to misrepresent certain information described above to USA Broadband and to fraudulently conceal material facts relating to Cable California and Defendants’ unlawful activity.

64.           The object of this unlawful conspiracy was to induce USA Broadband to enter into the Asset Purchase Agreement, transfer certain shares of its common stock to dick clark international and Las Americas, pay Las Americas $250,000, forgive a portion of a debt owed by Las Americas to USA Broadband, assume certain liabilities and other financial obligations of Cable California and Las Americas.  (USA Broadband has already paid several hundred thousand dollars to satisfy certain liabilities of Cable California and Las Americas.)

65.           In furtherance of this conspiracy, Defendants, among many other overt acts, made untrue statements of material fact and/or omitted to state material facts necessary to make the statements not misleading with the intent that USA Broadband would rely on the misrepresentations and/or the incomplete and false information they had been provided in making their decisions regarding whether to enter into the Asset Purchase Agreement.

66.           Each of the overt acts was performed pursuant to and in furtherance of the conspiracy to misrepresent certain information described above to USA Broadband and to fraudulently conceal material facts relating to Cable California and Defendants’ unlawful activity.

67.           As a result of Defendants’ unlawful conspiracy, USA Broadband has suffered damages in excess of $15 million.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants on Count III of its Complaint, (b) award compensatory damages in favor of USA Broadband against all Defendants, jointly and severally, for all damages sustained as a result of Defendants’ wrongdoing, in an amount in excess of $15 million; (c) award USA Broadband its reasonable costs and expenses incurred in this action, including attorney and expert fees; and (d) award such other and further relief as the Court may deem just and proper. Alternatively, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants on Count III of its Complaint, (b) rescind and set aside the Asset Purchase Agreement and all transactions that have occurred thereunder, thus returning USA Broadband to the position it would have been in had it not entered into the Asset Purchase Agreement, (c) award rescissionary damages in favor of USA Broadband against all Defendants, jointly and severally, and (d) award such other and further relief as the Court may deem just and proper.  Rescission of the Asset Purchase Agreement is proper because the continued existence of the agreement exposes USA Broadband to liability from third parties and money damages do not wholly compensate USA Broadband for its injuries.

Count IV – Negligent Misrepresentation

(Against All Defendants)

68.           As paragraph 68, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

69.           On information and belief, Defendants, and each of them, acted in concert and pursuant to a common scheme and conspiracy with regard to the matters alleged herein.  In this regard, on information and belief, Defendants and each of them, knew of the acts and intentions of each of the other defendants hereto and, as such, aided and abetted the commission of the tortious conduct set forth above.

70.           In addition to the duties of full and truthful disclosure imposed on Defendants as a result of their making of affirmative statements and reports, or participating in the making of affirmative statements and reports to USA Broadband, Defendants had a duty to promptly disseminate truthful information that would be material to USA Broadband, including accurate and truthful information with respect to Cable California’s operations, financial condition and prospects.

71.           Defendants, and each of them, made the false statements and representations set forth above without sufficient or reasonable grounds for believing them to be true in that Defendants did not have sufficient or accurate information regarding, among other things, and without limitation, the matters alleged to be false.

72.           Defendants were at all times herein mentioned well aware that without having complete and accurate information regarding these matters they could not accurately make the statements and representations hereinabove complained of, and yet concealed and suppressed from USA Broadband this lack of information and their consequent inability to accurately make these statements and representations.

73.           By reason of negligent conduct as alleged herein, and as a direct, proximate and foreseeable result thereof, USA Broadband has been damaged in an amount in excess of $15 million.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to (a) enter judgment in its favor and against Defendants on Count IV of its Complaint, (b) grant all direct and consequential damages, which are in excess of $15 million, and (c) award any further relief that this Court deems just and appropriate.

Count V – Breach of the Asset Purchase Agreement

(Pled Strictly in the Alternative Against dick clark international)

74.           As paragraph 74, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

75.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

76.           dick clark international breached the Asset Purchase Agreement by failing to perform its obligations under the Asset Purchase Agreement.  Among other things, dick clark international (a) failed to transfer to USA Broadband clear title to the Class B stock; (b) refused to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; (c) refused to cooperate and thus frustrated USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL; (d) interfered with USA Broadband’s efforts to secure financing for the expansion of Cable

California’s operations; (e) failed to cause the creation of the Class N stock and to transfer the Class N stock to USA Broadband; and (f) failed to seek and obtain COFETEL’s approval of the transfer of the Shares to USA Broadband.

77.           As a direct result of dick clark international’s breach of the Asset Purchase Agreement, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant dick clark international on Count V of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count VI – Breach of the Implied Covenant and Good Faith and Fair Dealing

(Pled Strictly in the Alternative Against dick clark international)

78.           As paragraph 78, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

79.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

80.           To the extent dick clark international did not breach the express terms of the Asset Purchase Agreement, dick clark international breached the implied covenant of good faith and fair dealing by (a) failing to transfer to USA Broadband clear title to the Class B stock; (b) refusing to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; (c) refusing to cooperate and thus frustrating USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL; (d) interfering with USA Broadband’s efforts to secure financing for the expansion of Cable California’s operations; and (e) failing to cause the creation of the Class N stock and to transfer the Class N stock to USA Broadband.

81.           As a direct result of dick clark international’s breach of the implied covenant of good faith and fair dealing, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant dick clark international on Count VI of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count VII – Breach of the Asset Purchase Agreement

(Pled Strictly in the Alternative Against Cable California)

82.           As paragraph 82, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

83.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

84.           Cable California breached the Asset Purchase Agreement by failing to perform its obligations under the Asset Purchase Agreement.  Among other things, Cable California (a) failed to seek or obtain COFETEL’s approval of the transfer of the Shares to USA Broadband; (b) failed to record the transfer of the Shares in its Shareholder Ledger; (c) refused to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; (d) refused to cooperate and thus frustrated USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL; and (e)

failed to create the Class N stock and to transfer that stock to USA Broadband as contemplated by the Asset Purchase Agreement.

85.           As a direct result of Cable California’s breach of the Asset Purchase Agreement, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Cable California on Count VII of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count VIII – Breach of the Implied Covenant and Good Faith and Fair Dealing

(Pled Strictly in the Alternative Against Cable California)

86.           As paragraph 86, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

87.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

88.           To the extent Cable California did not breach the express terms of the Asset Purchase Agreement, Cable California breached the implied covenant of good faith and fair dealing by (a) failing to seek or obtain COFETEL’s approval of the transfer of the Shares to USA Broadband; (b) failing to record the transfer of the Shares in its Shareholder Ledger; (c) refusing to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; (d) refusing to cooperate and thus frustrating USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by

COFETEL; and (e) failing and refusing to create the Class N stock and to transfer that stock to USA Broadband as contemplated by the Asset Purchase Agreement.

89.           As a direct result of Cable California’s breach of the implied covenant of good faith and fair dealing, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Cable California on Count VIII of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count IX – Breach of the Asset Purchase Agreement

(Pled Strictly in the Alternative Against Las Americas)

90.           As paragraph 90, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

91.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

92.           Las Americas breached the Asset Purchase Agreement by failing to perform its obligations under the Asset Purchase Agreement.  Among other things, Las Americas (a) refused to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; and (b) refused to cooperate and thus frustrated USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL.

93.           As a direct result of Las America’s breach of the Asset Purchase Agreement, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Las Americas on Count IX of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count X – Breach of the Implied Covenant and Good Faith and Fair Dealing

(Pled Strictly in the Alternative Against Las Americas)

94.           As paragraph 94, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

95.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

96.           To the extent Las Americas did not breach the express terms of the Asset Purchase Agreement, Las Americas breached the implied covenant of good faith and fair dealing by (a) refusing to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; and (b) refusing to cooperate and thus frustrating USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL.

97.           As a direct result of Las Americas’ breach of the implied covenant of good faith and fair dealing, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Las Americas on Count X of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count XI – Breach of the Asset Purchase Agreement

(Pled Strictly in the Alternative Against Carlos Bustamante)

98.           As paragraph 98, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

99.           USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

100.         Bustamante breached the Asset Purchase Agreement by failing to perform his obligations under the Asset Purchase Agreement.  Among other things, Bustamante (a) refused to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; and (b) refused to cooperate and thus frustrated USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL.

101.         As a direct result of Bustamante’s breach of the Asset Purchase Agreement, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Bustamante on Count XI of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Count XII – Breach of the Implied Covenant and Good Faith and Fair Dealing

(Pled Strictly in the Alternative Against Bustamante)

102.         As paragraph 102, USA Broadband repeats and realleges paragraphs 1 through 39 of its Complaint as though fully set forth herein.

103.         USA Broadband performed each and every term and condition of the Asset Purchase Agreement to be performed by it except for those terms and conditions for which USA Broadband’s obligation of performance was excused by the conduct of Defendants.

104.         To the extent Bustamante did not breach the express terms of the Asset Purchase Agreement, Bustamante breached the implied covenant of good faith and fair dealing by (a) refusing to take actions necessary or appropriate to effectuate, carry out and comply with all of the terms of the Asset Purchase Agreement; and (b) refusing to cooperate and thus frustrating USA Broadband’s efforts to have the transfer of the Class B stock to USA Broadband approved by COFETEL.

105.         As a direct result of Bustamante’s breach of the implied covenant of good faith and fair dealing, USA Broadband has suffered substantial direct and consequential damages for which it seeks recovery.

WHEREFORE, Plaintiff USA Broadband respectfully requests this Court to enter judgment in its favor and against Defendant Bustamante on Count XII of its Complaint, grant all direct and consequential damages, which are in excess of $15 million, and award any further relief that this Court deems just and appropriate.

Dated: January 21, 2004	USA BROADBAND, INC., a Delaware corporation

By:

Of Counsel:	Wayne J. Carey (Bar #2041)
Allan T. Slagel	J. Clayton Athey (Bar #4378)
Douglas M. Ramsey	Prickett, Jones & Elliott, P.A.
Daniel E. Traver	1310 King Street
Shefsky & Froelich Ltd.	Box 1328
444 North Michigan Avenue	Wilmington, Delaware 19899
Suite 2500	Telephone: (302) 888-6519
Chicago, Illinois 60611	Facsimile: (302) 888-6333
Telephone: (312) 527-4000	Attorneys for USA Broadband, Inc., a
Facsimile: (312) 527-4011	Delaware corporation